EXHIBIT 10.4.10
                     AMENDMENT NO. 10 TO EMPLOYMENT CONTRACT


            Agreed, as of the 3rd day of June 1999, between the Federal Agricultural Mortgage Corporation (FAMC) and Thomas R. Clark (you), that the existing employment contract between the parties hereto, dated June 13, 1989, as amended by Employment Agreement Amendment No. 1 dated February 14, 1991 and Amendment to Employment Contract dated as of June 1, 1993, Amendment No. 3 to Employment Contract dated as of June 1, 1993, Amendment No. 4 to Employment Contract dated as of June 1, 1994, Amendment No. 5 to Employment Contract dated as of June 1, 1995, Amendment No. 6 to Employment Contract dated as of February 8, 1996, Amendment No. 7 to Employment Contract dated as of June 13, 1996, Amendment No. 8 to Employment Contract dated as of August 7, 1997 and Amendment No. 9 to Employment Contract dated as of June 4, 1998 (collectively, the Agreement), be and hereby is amended as follows:

            Sections 1, 3 (a) and 7 (a) (iii) of the Agreement are replaced in their entirety with the following new sections:

            1. Term. The Term of your employment shall continue until June 1, 2002 or any earlier effective date of termination pursuant to Paragraph 7 hereof (the "Term").

             3 (a). Base Salary. You will be paid a base salary (the Base Salary) during the Term of Two Hundred Ten Thousand Nine Hundred and Fifty-One Dollars ($210,951) per year, payable in arrears on a bi-weekly basis; and

             7 (a) (iii). Farmer Mac may terminate your employment without "cause" at any time. Such termination shall become effective on the earlier of June 1, 2002, or two years from the date of notice of such termination.

             As amended hereby, the Agreement remains in full force and effect.

Federal Agricultural Mortgage Corporation          Employee



By:  /s/ Henry D. Edelman                          /s/ Thomas R. Clark
     -----------------------------------          ---------------------------
     President